EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Amended and Restated 2024 Equity Inducement Plan of Achieve Life Sciences, Inc. (the Company) of our report dated March 24, 2026 relating to the consolidated financial statements, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

April 16, 2026